6.7 TWO (2) PROMISSORY NOTES IN FAVOR OF MARIO ANDRETTI

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                               PROMISSORY NOTE

$35,000.00

                                                              53 Victory Lane
                                                           Nazareth, PA 18064
                                                           September 23, 1997


FOR VALUE RECEIVED, the undersigned, AWG, Ltd. ("Obligor") promises to pay to the order of Mario Andretti, ("Payee"), the principal amount of Thirty-Five Thousand and 00/100 Dollars ($35,000.00) and interest on the unpaid principal balance at a rate of nine percent (9%) per annum from the date of this note. Interest only shall be payable monthly with the first interest only payment commencing on October 1, 1997.

            The principal of this note and the accrued interest on this note shall be paid in full either upon the acquisition of capital funding by Obligor or by January 1, 1998, whichever shall first occur. Obligor may prepay all or part of the principal on this note at any time without penalty of any kind.

            Each payment upon this note shall be made at the Payee's address as set forth above or at such other place as the holder of this note may direct in writing.

            If default occurs in the payment of any principal or interest and if the default continues for thirty (30) days after Payee gives Obligor written notice specifying the basis of the default, or if a voluntary or involuntary case in bankruptcy, receivership, or insolvency is at any time instituted by or against Obligor, then the indebtedness evidenced by this note shall, at the option of the holder, become immediately due and payable, without notice or demand.

            Obligor agrees to pay any and all expenses, including reasonable attorney fees and legal expense paid or incurred by the holder in attempting to collect this note.

            This note shall be governed by and interpreted according to the law of the State of Michigan.

                                                OBLIGOR:
                                                AWG, Ltd.


Dated                                           By:/s/ Mack Jennings
      ---------------------                        -----------------
                                                   Mack Jennings
                                                   President


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                               PROMISSORY NOTE

$50,000.00

                                                              53 Victory Lane
                                                           Nazareth, PA 18064
                                                           September 23, 1997


FOR VALUE RECEIVED, the undersigned, AWG, Ltd. ("Obligor") promises to pay to the order of Mario Andretti, ("Payee"), the principal amount of Fifty Thousand and 00/100 Dollars ($50,000.00) and interest on the unpaid principal balance at a rate of nine percent (9%) per annum from the date of this note. Interest only shall be payable monthly with the first interest only payment commencing on October 1, 1997.

            The principal of this note and the accrued interest on this note shall be paid in full either upon the acquisition of capital funding by Obligor or by January 1, 1998, whichever shall first occur. Obligor may prepay all or part of the principal on this note at any time without penalty of any kind.

            Each payment upon this note shall be made at the Payee's address as set forth above or at such other place as the holder of this note may direct in writing.

            If default occurs in the payment of any principal or interest and if the default continues for thirty (30) days after Payee gives Obligor written notice specifying the basis of the default, or if a voluntary or involuntary case in bankruptcy, receivership, or insolvency is at any time instituted by or against Obligor, then the indebtedness evidenced by this note shall, at the option of the holder, become immediately due and payable, without notice or demand.

            Obligor agrees to pay any and all expenses, including reasonable attorney fees and legal expense paid or incurred by the holder in attempting to collect this note.

            This note shall be governed by and interpreted according to the law of the State of Michigan.

                                                OBLIGOR:
                                                AWG, Ltd.


                                                By:/s/ Mack Jennings
                                                   ----------------------
                                                   Mack Jennings
                                                   Its:  President
                                                   Dated: August 25, 1997